UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

J. C. PENNEY CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-5583779
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6501 Legacy Drive
Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                                               Name of exchange on which
to be so registered                                                               each class is to be registered

5.65% Senior Notes Due 2020                                                New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates:  333-166241

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the registrant’s securities to be registered hereunder is incorporated herein by reference to the descriptions included under the caption “Description of Securities – Debt Securities” in the Prospectus forming a part of the Registration Statement on Form S-3, as originally filed with the Securities and Exchange Commission (the “Commission”) on April 22, 2010 (Registration No. 333-166241), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), the Pricing Term Sheet filed with the Commission pursuant to Rule 433 under the Securities Act of 1933, as amended (the “Securities Act”), on      May 18, 2010,  and the section captioned “Description of Notes” in the Prospectus Supplement dated May 18, 2010 filed with the Commission on May 20, 2010 pursuant to Rule 424(b)(5) under the Securities Act, which supplemented the Prospectus contained in the Registration Statement.

Item 2.  Exhibits.

Number           Description

1
Indenture, dated as of April 1, 1994, between J. C. Penney Corporation, Inc. and U.S. Bank National Association, Trustee (formerly First Trust of California, National Association as Successor Trustee to Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit 4(a) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275).

2
First Supplemental Indenture, dated January 27, 2002, among J. C. Penney Corporation, Inc.,
J. C. Penney Company, Inc. and U.S. Bank National Association, Trustee (formerly Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit 4(p) to J. C. Penney Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 26, 2002, SEC File No. 001-15274).

3	Form of 5.65% Senior Note due June 1, 2020.*

* To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

J. C. Penney Corporation, Inc.

Date:  May 20, 2010                                              By:  /s/ R. B. Cavanaugh
R. B. Cavanaugh
Executive Vice President
and Chief Financial Officer